Exhibit 10.8

AMENDMENT NO. 4 TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 4 (the “Amendment”) is made and entered into as of April 2, 2004 by and between Countrywide Warehouse Lending (“Lender”) and Encore Credit Corporation (“Borrower”). This Amendment amends that certain Revolving Credit and Security Agreement by and between Lender and Borrower dated as of May 13, 2002 (as may be amended from time to time, the “Credit Agreement”).

R E C I T A L S

Lender and Borrower have previously entered into the Credit Agreement pursuant to which Lender may, from time to time, provide Borrower credit in the form of a warehouse line secured by residential mortgage loans. Lender and Borrower hereby agree that the Credit Agreement shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.	Lender Consent For Borrower Payment of Subordinated Debt. In accordance with Section 10.2 of the Credit Agreement, Lender hereby consents that Borrower may pay in advance of its stated maturity the Subordinated Debt between Borrower and Residential Funding Corporation (“RFC”) provided that such payment does not cause an Event of Default under the Credit Agreement.

2.	Lender Approval For Borrower Creation of Debt. Notwithstanding anything contained in Section 10.7 of the Credit Agreement to the contrary, Lender hereby agrees that Borrower may incur the following Debt: (a) Debt from Borrower to RFC in the amount of Two Million ($2,000,000) Dollars, such Debt subject to the terms and conditions of that certain Revolving Subordinated Debt Agreement dated as of March 29, 2004; (b) Debt from Borrower to RFC in the amount of Six Million Two Hundred Thousand ($6,200,000) Dollars, such Debt being “Premium Advance Commitment” under, and subject to the terms and conditions of that certain First Amended and Restated Warehousing Credit, Term Loan and Security Agreement (“Warehousing Agreement”) dated as of March 29, 2004 and (c) Debt from Borrower to RFC in the amount of Seventy Five Million ($75,000,000) Dollars, such Debt being the “Term Loan Commitment” under, and subject to the terms and conditions of the Warehousing Agreement. Other than the creation of the foregoing mentioned Debt, Borrower shall remain subject to Section 10.7 of the Credit Agreement.

3.	Section 10.9 – Payment of Dividends and Retirement of Stock. Section 10.9 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Borrower shall not, without the prior written approval of Lender, (a) acquire, purchase, redeem or retire shares of its capital stock now or hereafter outstanding for value or (b) declare or pay any dividends upon its shares of stock now or hereafter outstanding; provided, however, that Borrower may, without the prior written approval of Lender (i) retire its capital stock if Borrower provides at least ten (10) business days prior written notice to Lender of its intent to retire such capital stock (which such notice shall include the amount of capital stock it intends to retire) and Borrower does in fact retire such stock within ninety (90) days after providing such written notice to Lender, (ii) declare and pay dividends payable in the capital stock of Borrower and/or (iii) declare and pay cash dividends, whether individually or on an aggregate basis, in amount that does not exceed fifty percent (50%) of Borrower’s consolidated post-tax, positive net income for the previous fiscal year (without deduction for quarterly losses); provided, however, in any of the cases of (i), (ii) and/or (iii), Borrower may not engage in these activities if such activities will cause an Event of Default hereunder,”

4.	Borrower to Provide Notice to Lender of Exercise of Warrants. In connection with the creation of Debt referenced in paragraph 2 above, Borrower will be granting to RFC certain warrants to purchase common stock of Borrower. In recognition of the foregoing, Borrower agrees to provide Lender written notice of RFC’s intent to exercise any such warrants, which such written notice shall be provided by Borrower to Lender at least five (5) business days prior to the actual date that any such exercise will occur.

5.	No Other Amendments. Other than as expressly modified and amended herein, the Credit Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Lender as provided under the Credit Agreement.

6.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

7.	Facsimiles. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Lender and Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE WAREHOUSE LENDING		ENCORE CREDIT CORPORATION

By:	/s/ Blair Kenny	By:	/s/ Jon Daurio
	Signature		Signature
Name:	Blair Kenny	Name:	Jon Daurio
Title:	Senior Vice President	Title:	EVP / Secretary